EXHIBIT 10.8

July 8, 2005

Ferris, Baker Watts, Inc.
100 Light Street
Baltimore, Maryland 21202

          Re:       India Globalization Capital, Inc.

Gentlemen:

          This letter will confirm the agreement of the undersigned to purchase warrants (“Warrants”) of India Globalization Capital, Inc. (“Company”) included in the units (“Units”) being sold in the Company’s initial public offering (“IPO”) upon the terms and conditions set forth herein. Each Unit is comprised of one share of Common Stock and two Warrants. The shares of Common Stock and Warrants will not be separately tradeable until 90 days after the effective date of the Company’s IPO, unless Ferris, Baker Watts, Inc. (“FBW”) informs the Company of its decision to allow earlier separate trading.

          Ram Mukunda agrees that this letter agreement constitutes an irrevocable order for FBW to purchase for his account or the account of his designees within the twenty trading-day period commencing on the date separate trading of the Warrants commences (“Separation Date”) up to $980,000 of Warrants (or at least 1,400,000 Warrants) at market prices not to exceed $0.70 per Warrant (“Maximum Warrant Purchase”). FBW (or such other broker dealer(s) as FBW may assign the order to) agrees to fill such order in such amounts and at such times as it may determine, in its sole discretion, during the twenty trading-day period commencing on the Separation Date. FBW further agrees that it will not charge the undersigned any fees and/or commissions with respect to such purchase obligation.

          The undersigned may notify FBW that all or part of his respective Maximum Warrant Purchase will be made by an affiliate of the undersigned (or another person or entity introduced to FBW by the undersigned (a “Designee”)) who (or which) has an account at FBW and, in such event, FBW will make such purchase on behalf of said affiliate or Designee; provided, however, that the undersigned hereby agrees to make payment of the purchase price of such purchase in the event that the affiliate or Designee fails to make such payment.

          The undersigned agrees that neither he nor any affiliate or Designee shall sell or transfer the Warrants until the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business and acknowledges that, at the option of FBW, the certificates of such Warrants shall contain a legend indicating such restriction on transferability.

Very truly yours,
/s/ Ram Mukunda
Ram Mukunda

AGREED AND ACCEPTED TO:

FERRIS, BAKER WATTS, INC.

By:	/s/ Scott Bass
	Name:	Scott Bass
	Title:	Vice-President